ADDENDUM TO
                      PROMISSORY NOTE DATED MARCH 22, 2004

      The undersigned acknowledges and agrees to the following changes to the Promissory Note, dated March 22, 2004, between Optionable, Inc. (the "Borrower") and Mark Nordlicht (the "Lender"), to which this addendum is attached (the "Promissory Note");

      1. The first paragraph of the Promissory Note will be replaced with the following paragraph:

      FOR VALUE RECEIVED, OPTIONABLE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of MARK NORDLICHT (the "Lender") at the office of the Lender located at c/o Platinum Partners LP, Carnegie Hall Tower, 152 West 57th Street, 54th Floor, New York, NY 10019, or at such other places as the holder hereof may from time to time designate in writing, the principal sum of $5,621,753.18. This Note will be due and payable on the first to occur of; (i) The March 22, 2014, at which time the Borrower will pay Lender $5,621,753.18 in lawful money of the United States and in immediately available funds, without deduction, set-off, withholding or counterclaim or (ii) Following a first financing through the sale Borrower's stock in a Private Placement Memorandum, the Borrower secures additional financing of at least one million ($1,000,000) dollars (the "Capital Raise"); then Within 30 days, Borrower will repay Lender, in an amount equal to at least 25% of the Capital Raise, provided however, that such amount will not exceed $2,810,877 and any remaining unpaid balance will begin to accrue interest at a rate of 4.68% annually. The outstanding principal amount and accrued interest amount of the Loan shall be due and payable in lawful money of the United States and in immediately available funds, without deduction, set-off, withholding or counterclaim. Notwithstanding the foregoing, effective April 1, 2005, both the interest and principal of this note may be paid, on a quarterly basis, at the discretion of the Finance Committee of the Borrower, through Quarterly Repayments, as specified in the Loan Agreement dated as of March 22, 2004 (the "Agreement") between the Borrower and the Lender.


                                         OPTIONABLE, INC.


                                         By:
                                             -----------------------------------

                                         Name: Albert Helmig
                                               ---------------------------------

                                         Title: Director
                                                --------------------------------

Accepted:


------------------------
Mark Nordlicht

Dated: April 12, 2005

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